UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 29, 2009

ULTRALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-20852	16-1387013
(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Technology Parkway, Newark, New York	14513
(Address of principal executive offices)	(Zip Code)

(315) 332-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Ultralife Corporation reported results for the third quarter ended September 27, 2009.

Revenue for the third quarter was $42.4 million compared to $68.0 million for the same quarter last year, a $25.6 million decline attributable to lower communications systems revenue. Revenue in the third quarter of 2008 included $40.7 million of communications systems revenue related primarily to orders received in the latter part of 2007 that were fulfilled during 2008. The company’s three other reporting segments – non-rechargeable products, rechargeable products and design and installation services – grew in total by $5.5 million. That gain was led by a $2.6 million increase in non-rechargeable products revenue reflecting strong sales of BA-5390 batteries. Gross margin for the third quarter was 24.5% compared to 23.1% for the comparable quarter last year.  Included in the gross margin for the third quarter of 2009 was a $1.3 million gain related to the resolution of a trade dispute.

The information set forth in this Form 8-K and the attached exhibit is being furnished to and not filed with the Securities and Exchange Commission and shall not be deemed to be incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Item 9.01. Financial Statements, Pro Forma Financials and Exhibits.

(a)  Exhibits.

99.1      Press Release dated October 29, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRALIFE CORPORATION

Dated:	October 29, 2009	By:	/s/ John C. Casper
John C. Casper
Vice President of Finance & CFO

INDEX TO EXHIBITS

(99)  Additional Exhibits

99.1  Press Release dated October 29, 2009.